November 2, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
One (1) American
Depositary Receipts
representing One (1)
Ordinary Share of
 StatoilHydro ASA
(Form F-6 File No 333-13508)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Statoil ASA of One (1)
Ordinary share represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for StatoilHydro ASA plc.

The Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective November 2, 2009 the
Companys Name Changed to Statoil
ASA.


Please contact me with any questions or
comments at 212 815-2247



Robert Spinogatti
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286